Exhibit 99.1

FOR IMMEDIATE RELEASE	Steve Cantor
VP of Corporate Relations
Tel. 978-436-6500
irelations@entegris.com

Entegris Names Bertrand Loy Executive Vice President

and Chief Operating Officer

CHASKA (Minneapolis), July 8, 2008 – Entegris, Inc. (Nasdaq: ENTG) announced the appointment of Bertrand Loy as the Company’s executive vice president and chief operating officer, effective today. Mr. Loy, who previously served as executive vice president and chief administrative officer at Entegris, succeeds Jean-Marc Pandraud, who is retiring.

Gideon Argov, president and chief executive officer of Entegris, said: “Bertrand Loy’s extensive and varied professional experience will serve Entegris, our business partners and our stockholders well as we embark on a new phase of the Company’s growth and strategic evolution. I want to thank my colleague and friend Jean-Marc Pandraud for his many contributions to the Company and its predecessors over the past thirty years.”

Mr. Loy, 43, had served as chief administrative officer since the completion of the Entegris/Mykrolis merger in August 2005, after serving as chief financial officer of Mykrolis Corporation since January 2001. He previously served as the chief information officer of Millipore Corporation from early 1999 to late 2000, and from 1995 to 1999 in the roles of controller and manufacturing manager for its Laboratory Water Division. Mr. Loy worked for Sandoz Pharmaceuticals (Novartis) from 1989 to 1995 in a variety of financial, audit and strategic planning positions in Europe, Latin America and Japan. He holds a master’s degree in business administration (MBA) from ESSEC in Paris, France.

Mr. Pandraud, 55, will continue to play an important active role as a senior advisor to the Company and its management on matters related to customer, technology and market development. Mr. Pandraud had served as chief operating officer for Entegris since its merger with Mykrolis in 2005 and previously served as president and chief operating officer of Mykrolis beginning in January 2001.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, India, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Securities Markets and Ownership of Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2007, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.